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                                                                   Exhibit 10.39

                              AMENDED AND RESTATED
                                      LEASE

      THIS AMENDED AND RESTATED LEASE (this "Lease") entered into as of November 10, 2004 and effective as of July 1, 2004 (the "Effective Date"), by and between CFK REALTY PARTNERS, LLC, an Illinois limited liability company ("Lessor"), whose address is c/o Richard N. Scott 24955 Pacific Coast Highway, Malibu CA 90265 and MERCURY AIR GROUP, INC., a Delaware corporation ("Lessee"), whose address is 5456 McConnell Avenue, Los Angeles, California 90066.

                              W I T N E S S E T H :

      THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

            "ADA" has the meaning set forth in Section 15.C.

            "ADDITIONAL RENTAL" has the meaning set forth in Section 5.B.

            "AFFILIATE" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

            "APPLICABLE REGULATIONS" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over Lessee and/or the Property, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and the ADA, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee.

            "BASE ANNUAL RENTAL" means $439,968.

            "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the applicable Base Annual Rental.

            "BUSINESS DAY" means a day on which banks located in Los Angeles, California are not required or authorized to remain closed (other than a Saturday and Sunday).

            "CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 ET SEQ., as amended.

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            "DE MINIMIS AMOUNTS" shall mean, with respect to any given level of
Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms, the use, storage or release of which does not constitute a violation of, or require regulation or remediation under, any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the state in which the Property is located.

            "DEFAULT RATE" means 18% per annum or the highest rate permitted by law, whichever is less.

            "EFFECTIVE DATE" has the meaning set forth in the Preamble.

            "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules and regulations relating to Hazardous Materials and/or the protection of human health or the environment, by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Property to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Property by reason of the presence of Hazardous Materials in, on, under or above the Property.

            "ENVIRONMENTAL LIENS" has the meaning set forth in Section 15.D(ix).

            "EVENT OF DEFAULT" has the meaning set forth in Section 22.

            "GAAP" means generally accepted accounting principles consistently applied.

            "GOVERNMENTAL AUTHORITY" means any governmental authority, agency,

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department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the state in which the Property is located or any political subdivision thereof.

            "HAZARDOUS MATERIALS" means (i) any toxic substance or hazardous waste, substance, solid waste, or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Property or the operations or activity at the Property, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property.

            "INDEMNIFIED PARTIES" means Lessor and Lender and their directors, officers, shareholders, trustees, beneficial owners, partners, members, and any directors, officers, shareholders, trustees, beneficial owners, partners, members of any beneficial owners, partners or members of Lessor or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor or Lender, as applicable.

            "LEASE TERM" shall have the meaning described in Section 4.

            "LENDER" means General Electric Capital Business Asset Funding Corporation, a Washington corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in the Property, and any servicer of any loan secured by Lessor's interest in the Property.

            "LOAN DOCUMENTS" means, collectively, the Notes, the Mortgages and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended and supplemented and any and all replacements or substitutions thereof.

            "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense).

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the net worth or operation of Lessee, or the Property, including, without limitation, the operations of any

                                       3
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of the Property as a Permitted Facility and/or the value of the Property, or
(ii) Lessee's ability to perform its obligations under this Lease.

            "MORTGAGES" means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases dated December 31, 2001 executed by Lessor for the benefit of Lender with respect to the Property, as such instruments may be amended, restated and/or supplemented from time to time and any and all replacements or substitutions thereof.

            "NOTE" means the promissory note dated December 31, 2001 executed by Lessor and payable to Lender with respect to the Property, as such note may be amended, restated and/or substituted from time to time.

            "NOTICES" means, when used herein, written notice.

            "PARTICIPATION" means the granting of any participations in any document evidencing loan obligations or any or all servicing rights with respect thereto.

            ""PERMITTED FACILITY" means the operation of an office building and other related operations as currently in use.

            "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

            "PERSONALTY" means all machinery, appliances, furniture, equipment, trade fixtures and other personal property of Lessee (excluding inventory) from time to time situated on or used in connection with the Property.

            "PREPAYMENT CHARGES" means, for purposes of this Lease, an amount equal to any prepayment premium or charge, yield maintenance payment, or other cost or expense imposed on Lessor by the applicable Lender in connection with the payment of the applicable Note(s) or promissory note(s) prior to the expiration of the Primary Term.

            "PRIMARY TERM" means the period commencing on the Effective Date and expiring June 30, 2014.

            "QUESTIONNAIRES" means the environmental questionnaires completed by Lessee with respect to the Property and submitted to General Electric Capital Business Funding Corporation in connection with the mortgage loan on the Property.

            "PROPERTY" means the parcels of land located at 5456 McConnell Avenue, Los Angeles, California 90066 and legally described in EXHIBIT A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, structures, fixtures and other improvements now or hereafter located on such real estate (excluding Personalty and inventory).

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            "RELEASE" means any depositing, discharging, leaking, spilling, injecting, pumping, pouring, emptying, escaping, dumping or disposing of Hazardous Materials into the environment, except for De Minimis Amounts.

            "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, any actions to prevent, cure or mitigate any Release, any inspection, investigation, study, monitoring, assessment, sampling and testing, laboratory or other analysis relating to any Hazardous Materials.

            "THREATENED RELEASE" means a substantial likelihood of a Release which requires action pursuant to Environmental Law to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Property which may result from such Release.

            "TITLE COMPANY" means such other nationally recognized title insurance company reasonably acceptable to Lessor.

            "TRANSFER" means any sale, transfer or assignment of any document evidencing loan obligations, or any or all servicing rights with respect thereto.

2. CANCELLATION OF ORIGINAL LEASE. This Amended and Restated Lease supercedes and renders null and void that certain lease by and between Lessor and Lessee for the Property dated December 31, 2001;

3. DEMISE OF PROPERTIES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Property. The Property is leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined the Property and title to the Property and has found all of the same satisfactory for all of Lessee's purposes.

4. LEASE TERM. The Lease Term for all of the Property shall commence as of the Effective Date and shall expire on June 30, 2014, unless terminated sooner as provided in this Lease. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term".

5. RENTAL, OTHER PAYMENTS AND SECURITY DEPOSIT.

            (a) If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day

                                       5
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of each succeeding calendar month, Lessee shall pay Lessor in advance the Base
Monthly Rental.

            (b) All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

6. REPRESENTATIONS AND WARRANTIES OF LESSOR. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

            (a) ORGANIZATION, AUTHORITY AND STATUS OF LESSOR.

                 (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Illinois. All necessary company action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein.

                  (ii) The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

            (b) ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

7. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

            (a) ORGANIZATION, AUTHORITY AND STATUS OF LESSEE.

                  (i) Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

                  (ii) The person who has executed this Lease on behalf of Lessee is duly authorized to do so.

            (b) ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.

                                       6
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            (c) LITIGATION. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Lessee or the Property before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

            (d) ABSENCE OF BREACHES OR DEFAULTS. Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, is a party or by which Lessee, or the Property or any of Lessee's property is subject or bound, which default could reasonably be expected to result in a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the other documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Property, or any of Lessee's property is subject or bound. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

            (e) LIABILITIES OF LESSOR. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

8. RENTALS TO BE NET TO LESSOR. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Property shall be performed and paid by Lessee.

9. TAXES AND ASSESSMENTS. Lessee shall pay prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Lessor, the Property, this Lease, the rental or other payments due under this Lease or Lessee during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

            (a) All taxes and assessments upon the Property or any part thereof and upon any Personalty, whether belonging to Lessor, Lessee, or any tax or charge levied in lieu of such taxes and assessments;

            (b) All taxes, charges, license fees and or similar fees imposed by reason of the use of the Property by Lessee; and

            (c) All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

      Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay and cause to be paid all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes of Lessor (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation,

                                       7
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any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor with respect to this Lease which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses), any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of the Property or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of the Property to Lessee, the substitution of a Substitute Property or the termination of this Lease pursuant to the provisions of this Lease).

      All taxing authorities shall be instructed to send all tax and assessment invoices to Lessee and Lessee shall promptly provide Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $1,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section or lien therefor, provided that (i) such proceeding shall suspend the collection thereof from the Property or any interest therein, (ii) neither the Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iii) no Event of Default has occurred, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be required by Lessor to ensure payment of any contested taxes.

10. UTILITIES. Lessee shall contract, in their own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Property during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

11. INSURANCE. Throughout the Lease Term, Lessee shall maintain with respect to the Property, at its sole expense, the types and amounts of insurance specified in the Loan Documents:

12. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for the Property. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid timely. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

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13. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall upon Lender's request establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by Automated Clearing House Debit directly from Lessee's bank account to such account as Lender may designate, provided, however, that Lender shall immediately refund to Lessor the difference between the amount received by Lender hereunder and any amounts required to be paid by Lessor to Lender pursuant to the Loan Documents. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

14. USE. Lessee shall occupy the Property promptly following the Effective Date and, except during periods when the Property is untenantable by reason of fire or other casualty or condemnation (provided, however, during all such periods while the Property is untenantable, Lessee shall strictly comply with the terms and conditions of Section 20 of this Lease).

            Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert the Property to a use other than a Permitted Facility during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Property and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Property, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Property.

15. COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND ENCUMBRANCES.

            (a) Lessee's use and occupation of the Property, and the condition thereof, shall, at Lessee's sole cost and expense, comply in all material respects with all Applicable Regulations and all restrictions, covenants and encumbrances of record with respect to the Property. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with all Applicable Regulations, including, without limitation, in connection with any maintenance, repairs and replacements of the Property undertaken by Lessee as required by Section 16 of this Lease.

            (b) Lessee will not permit any act or condition to exist on or about the Property which will increase any insurance rate thereon, except when such acts are required in the normal course of business and Lessee shall pay for such increase.

            (c) Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with and causing compliance in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Property, including, but not limited to, making required "readily achievable" changes to remove any architectural or communications barriers, and providing auxiliary aides and services within the Property. Lessee further agrees that any and all alterations made to the Property during the Lease Term will comply with the requirements of the ADA. All plans for alterations which must be submitted to Lessor under the provisions of Section 17 must include a statement from a licensed architect or engineer certifying that they have reviewed the plans, and that the plans substantially comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by Lessor shall not be deemed to be a representation of Lessor's part that the plans comply with the ADA, which obligation shall remain with Lessee. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

            (d) Lessee represents and warrants to Lessor, as of the Effective Date, to Lessee's knowledge and except as disclosed in the Questionnaires:

                  (i) Neither the Property nor Lessee are in violation of, or subject to, any pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property.

                  (ii) No permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Environmental Laws have been obtained or are required to be obtained, except for such permits, licenses or authorizations the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

                  (iii) No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about the Property, except in De Minimis Amounts.

                  (iv) The Property does not contain Hazardous Materials, other than in De Minimis Amounts, or underground storage tanks.

                  (v) There is no threat of any Release migrating to the Property.

                  (vi) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which could reasonably be expected to have a material adverse effect.

                  (vii) Lessee has not received any written or oral notice or other communication from any person or entity (including but not limited to a Governmental

      Authority) relating to Hazardous Materials or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing, in each case with respect to a condition or event that could reasonably be expected to have a Material Adverse Effect.

                  (viii) Lessee has truthfully and fully provided to Lessor, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Lessee and that is contained in Lessee's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under to or from the Property.

                  (ix) All uses and operations on or of the Property, whether by Lessee or any other person or entity, have been in compliance with all Environmental Laws and permits issued pursuant thereto, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect; there have been no Releases in, on, under to or from the Property, except in De Minimis Amounts; there are no Hazardous Materials in, on, or under or to Lessee's knowledge, migrating to the Property, except in De Minimis Amounts; and the Property has been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"). Lessee has not allowed any tenant or other user of the Property to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off the Property), impaired the value of the Property, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to the Property.

            (e) Lessee covenants to Lessor during the Lease Term that: (i) the Property shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or to any remedial or other obligations under any Environmental Laws, except for such violations or investigations or inquiries which relate to Hazardous Materials in De Minimis Amounts which are or will be handled in accordance with applicable law. If any such investigation or inquiry is initiated, Lessee shall promptly notify Lessor; (ii) all uses and operations on or of the Property, whether by Lessee or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto;
(iii) there shall be no Releases in, on, under or from the Property, except in De Minimis Amounts; (iv) there shall be no Hazardous Materials in, on, or under the Property, except in De Minimis Amounts; (v) Lessee shall keep the Property free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other person or entity; (vi) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (f) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vii) Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property as may be reasonably requested by Lessor and where there is an independent reasonable reason to perform such investigation (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor the reports and other results thereof, and Lessor and the other Indemnified

Parties shall be entitled to rely on such reports and other results thereof;
(viii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from the Property where such Remediation is required under applicable Environmental Law;
(2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment where such Remediation is required under applicable Environmental Law; (ix) Lessee shall not do or allow any other tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer or Lender, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (x) Lessee shall immediately notify Lessor in writing of (A) any presence of Releases or Threatened Releases in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to any of the Property; (C) any actual Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

            (f) Lessor, Lender and any other person or entity designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, after five Business Days' prior written notice to Lessee (except that in the event of an emergency no such prior notice shall be required) but not the obligation, to enter upon the Property at all reasonable times (including, without limitation, in connection with any Participation or Transfer or in connection with a proposed sale or conveyance of the Property or a proposed financing or refinancing secured by the Property or in connection with the exercise of any remedies set forth in this Lease, the Mortgages or the other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment but which events shall be reasonable and in proportion to the environmental conditions at the property) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that any such persons (except in emergencies) shall use reasonable efforts to undertake any such assessments or investigations so as to minimize the impact on business operations at the Property. Lessee shall cooperate with and provide access to Lessor, Lender and any other person or entity designated by Lessor. Any such assessment and investigation shall be at Lessee's sole cost and expense.

            (g) Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such

Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in the Property or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, under or from the Property; (ii) any past or present Release or Threatened Release in, on, above, under or from the Property; (iii) any activity by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property;
(iv) any activity by Lessee, any person or entity affiliated with Lessee or any other tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with or any other tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing of any Environmental Lien encumbering the Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any Remediation required pursuant to Environmental Laws relating to injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss;
(ix) any acts of Lessee, any person or entity affiliated with Lessee or any other tenant or user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, any person or entity affiliated with Lessee or any other tenant or user of the Property, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (x) any acts of Lessee, any person or entity affiliated with Lessee or any other tenant or user of the Property, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any person or entity affiliated with Lessee or any other tenant or user of the Property, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, relating to the use or presence of Hazardous Materials at the Property; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

            (h) The obligations of Lessee and the rights and remedies of the Indemnified

Parties under the foregoing subsections D through G shall survive the termination, expiration and/or release of this Lease.

16. CONDITION OF PROPERTIES; MAINTENANCE. Lessee, at its own expense, will maintain all parts of the Property in good repair and sound condition, except for ordinary wear and tear, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs or replacements which may be required to keep all parts of the Property in good repair and sound condition. Lessee waives any right to (i) require Lessor to maintain, repair or rebuild all or any part of the Property or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

17. WASTE; ALTERATIONS AND IMPROVEMENTS. Lessee shall not commit actual or constructive waste upon the Property. Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Property in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that to the extent Lessor is required to obtain the approval of Lender with respect to any such alterations, Lessor shall in no event be deemed to have unreasonably withheld Lessor's approval thereof if Lender shall not have given its approval if required); provided, however, Lessee may undertake nonstructural alterations to the Property costing less than $50,000.00 without Lessor's consent. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made according to plans and specifications approved by Lessor and subject to such other conditions as Lessor shall require. All alterations shall be made by Lessee at its sole expense by licensed contractors and in accordance with all applicable laws governing such alterations. Any work at any time commenced by Lessee on the Property shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) to the extent Lessor is required to preapprove plans and specifications for such alterations, an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of the Property shall automatically be deemed a part of the Property and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the state where the Property is located.

18. INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in the Property or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations of or relating in any manner to the Property, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor's interest in the Property, including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to the Property or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay or cause to be paid under Section 10, (6) any lien, encumbrance or claim arising on or against the Property or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge or cause to be removed or discharged, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of the Property or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease, (8) any act or omission of Lessee or their agents, contractors, licensees, subtenants or invitees, and (9) any contest referred to in Section 9. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

19. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Property. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

20. CONDEMNATION OR DESTRUCTION.

            (a) In the event of a taking of all or any part of the Property for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any damage to or destruction of the Property or any part thereof (a "Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall ensure that the subject Property is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

            (b) In the event of (i) a Taking of the whole of the Property, other than for temporary use, (ii) a Taking of substantially all of the Property (other than for temporary use) that results in Lessee making a good faith determination that the restoration and continued use of the remainder of the Property as a Permitted Facility would be uneconomic (each of (i) and (ii), a "Total Taking"), or (iii) a Casualty of substantially all of the Property that results in Lessee making a good faith determination that the restoration and continued use of the Property as a Permitted Facility would be uneconomic (a "Total Casualty"), Lessor shall be entitled to receive the entire award, insurance proceeds or payment in connection therewith without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award, insurance proceeds or payment and agrees that Lessee shall not be entitled to any award, insurance proceeds or payment for the value of Lessee's leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Taking or otherwise reduce the amount recoverable by Lessor for the Total Taking. Lessee shall be entitled to claim and receive any insurance proceeds with respect to the Personalty, the interruption of its business and moving expenses, but only if such claim or proceeds does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Casualty or otherwise reduce the amount recoverable by Lessor for the Total Casualty.

            In the event of a Total Taking or Total Casualty, Lessee shall have the right to terminate this Lease by notice (the "Termination Notice") given to Lessor not later than 30 days after the Total Taking or Total Casualty, as applicable. The Termination Notice must: (i) specify a date on which this Lease with respect to the Property shall terminate, which date shall be the last day of a calendar month occurring not earlier than 120 days and not later than 150 days after the delivery of such notice (the "Early Termination Date"); (ii) contain a certificate executed by the president, chief financial officer or treasurer of Lessee which (X) describes the Total Taking or Total Casualty, (Y) represents and warrants that either the whole of the Property has been taken, or that substantially all of the Property has been taken and Lessee has determined in good faith that the restoration and continued use of the remainder of the Property as a Permitted Facility would be uneconomic, or that substantially all of the Property has been damaged or destroyed and Lessee has determined in good faith that the restoration and continued use of the Property as a Permitted Facility would be uneconomic, and contains a covenant by Lessee that neither Lessee or any Affiliate of Lessee will use such Property for a period of 2 years following the Early Termination Date.

            (c) In the event of a Taking of all or any part of the Property for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 17 above, promptly commence and complete the restoration of the Property affected by such Temporary Taking; provided, however, Lessee shall not be required to restore such Property if the Lease Term shall expire prior to, or within one year after, the date of termination of such Temporary Taking, and in such event Lessor shall be entitled to recover the entire award relating to the Temporary Taking.

            (d) In the event of a Taking which is not a Total Taking or a Temporary Taking ("Partial Taking") or of a Casualty which is not a Total Casualty (a "Partial Casualty"), all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease, provided that, as long as the Mortgage is still outstanding, Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor notice of such Partial Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease during which to elect to continue this Lease on the terms herein provided. If Lessor elects to terminate this Lease and Lessee does not elect to continue this Lease or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender the Property, all obligations of either party hereunder shall cease as of the date of termination (provided, however, Lessee's obligations to the Indemnified Parties under any indemnification provisions of this Lease (including, without limitation, Sections 15 and 18) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease prior to the date of termination shall survive such termination) and Lessor may retain all such awards, compensation or damages. If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of the Property to the same condition, as nearly as practicable, as prior to such Partial Taking or Partial Casualty as approved by Lessor. Subject to reasonable conditions for disbursement imposed by Lessor, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 17 above in connection with the restoration. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Partial Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Partial Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, subject to the rights of Lender under the Loan Documents, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated as a result of a Partial Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Partial Casualty.

            (e) Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Taking or a Partial Taking shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

            (f) Notwithstanding the foregoing, nothing in this Section 20 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease.

21. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable advance notice, to enter the Property or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease or in order to show the Property to prospective purchasers and lenders. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Property and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee's normal business operations. Lessee shall keep and maintain at the Property or Lessee's corporate headquarters full, complete and appropriate books of account and records of Lessee's business relating to the Property in accordance with GAAP. Lessee's books and records shall be open for inspection at reasonable times and upon reasonable notice by Lessor, Lender and their respective auditors or other authorized representatives and shall show such information as is reasonably necessary to determine compliance with Lessor's obligations under the Loan Documents.

22. DEFAULT, REMEDIES AND MEASURE OF DAMAGES.

            (a) Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

                  (i) If any representation or warranty of Lessee set forth in this Lease is false as and when made in any material respect, or if Lessee renders any statement or account which is false as and when made in any material respect;

                  (ii) If any rent or other monetary sum due under this Lease is not paid within five days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of five days from the delivery of such written notice shall have elapsed without such Event of Default being cured;

                  (iii) If Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges, the failure of which to pay will result in the imposition of a lien against the Property or the rental or other payments due under this Lease or a claim against Lessor, unless Lessee is contesting such taxes, assessments or other charges in accordance with the provisions of Section 10 of this Lease; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of 5 days from the delivery of such written notice shall have elapsed without such Event of Default being cured;

                  (iv) If Lessee becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action which is not dissolved within 90 days after filing, or is not generally paying its debts as the same become due;

                  (v) If Lessee vacates or abandons the Property other than in accordance with the provisions of Section 15 of this Lease;

                  (vi) If Lessee fails to observe or perform any of the other covenants, conditions or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30 day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30 day period, which shall in no event exceed 90 days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

                  (vii) If a final, nonappealable judgment is rendered by a court against Lessee which has a material adverse effect on either the ability to conduct business at the Property for its intended use or Lessee's ability to perform its obligations under this Lease, or is in the amount of $1,000,000.00 or more that is not covered by insurance, and in either event is not discharged or provision made for such discharge within 60 days from the date of entry thereof; or

                  (viii) If Lessee shall fail to maintain or cause to be maintained insurance in accordance with the requirements of Section 12 of this Lease.

            (b) Upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection A. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following:

                  (i) To terminate this Lease, whereupon Lessee's right to possession of the Property shall cease and this Lease, except as to Lessee's liability, be terminated.

                  (ii) To reenter and take possession of the Property and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of the Property and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. To extent permitted by applicable law, no notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Property to Lessor, deliver to Lessor or its agents the keys to the Property, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                  (iii) To bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor.

                  (iv) To relet the Property or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting.

                  (v) Lessor shall attempt to mitigate damages in a commercially reasonable manner. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

                  (vi) To recover from Lessee all rent and other monetary sums then due and owing under this Lease; and (y) to accelerate and recover from Lessee the present value (discounted at the rate of 6% per annum) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term, provided, however, in no event shall such recovery be less than the prepayment charges corresponding to the Property.

                  (vii) To recover from Lessee all costs and expenses, including reasonable attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

                  (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

                  (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder.

                  (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

            All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

            If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon the Property to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five days written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

23. LIENS; MORTGAGES, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lessor's interest in this Lease and/or the Property shall not be subordinate to any liens or encumbrances placed upon the Property by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Property free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PROPERTY OR LESSEE'S LEASEHOLD INTEREST THEREIN OR THE PERSONALTY, AND ANY SUCH PURPORTED TRANSACTION WHICH IS NOT APPROVED BY LESSOR SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S OWNERSHIP OF THE PROPERTY. NOTWITHSTANDING THE FOREGOING, LESSEE MAY PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, SECURITY INTEREST OR OTHER ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF LESSEE'S LEASEHOLD INTEREST OR THE PERSONALTY TO SECURE OBLIGATIONS OF LESSEE OR ITS AFFILIATES TO INSTITUTIONAL LENDERS FOR INDEBTEDNESS AND OTHER OBLIGATIONS OR ANY REFINANCING THEREOF ("INSTITUTIONAL LOANS").

            If any landlord, mortgagee, receiver, Lender or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any of the Mortgages or any such ground lease, mortgage, trust deed or deed to secure debt and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, ground lease, mortgage, trust deed or deed to secure debt, whether this Lease was executed before or after such Mortgage, ground lease, mortgage, trust deed or deed to secure debt and in that event such landlord, mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage, ground lease, mortgage, trust deed or deed to secure debt and had been assigned to such landlord, mortgagee, receiver, Lender or other secured party.

      Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

      In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to the Property, or in the event Lender or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a "Successor Lessor"), and recognize the Successor Lessor as lessor under this Lease, and this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title.

The foregoing provision shall be self operative and effective without the execution of any further instruments.

24. ESTOPPEL CERTIFICATE.

            (a) At any time, but not more often than twice every 12 months, and from time to time, Lessee shall, promptly and in no event later than 10 days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied by Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying: (i) that Lessee has accepted the Property (or, if Lessee has not done so, that Lessee has not accepted the Property, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee;
(viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Property; and (ix) any other information reasonably requested by Lessor, Lender or such present or proposed mortgagee or purchaser.

            (b) If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within 10 days following a written request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding; provided, however, that Lessor's execution and delivery of such certificate on behalf of Lessee shall not cure any default arising by reason of Lessee's failure to execute and deliver such certificate.

25. ASSIGNMENT; SUBLETTING.

            (a) Lessor shall have the right to sell or convey all, but not less than all, of the Property or to assign its right, title and interest as Lessor under this Lease in whole, but not in part. In the event of any such sale or assignment other than a security assignment, provided Lessee receives written notice that such purchaser or assignee has assumed all of Lessor's obligations under this Lease, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

            (b) Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee a and upon the particular purposes for which Lessee a intend to use the Property in entering into this Lease. Without the prior written consent of Lessor which will not be unreasonably withheld and except as provided below: (i) except as provided in Section 23, Lessee shall not assign, transfer or convey this Lease or any interest therein, whether by operation of law or otherwise; and
(ii) Lessee shall not sublet or license the use of all or any part of the Property provided, however, in the event of a foreclosure of any leasehold mortgage, a substitute Lessee may be designated by Lessee's institutional Lender without the consent of Lessor or any Substitute Lessor. Nothing contained herein shall limit any assignment, pledge or transfer of any stock ownership interest in Leasee, and nothing shall limit the transferability of interests in the Lessee.

            (c) Notwithstanding the foregoing, Lessee shall have the right to sublease the Property, without the prior written consent of Lessor or Lender, if the following conditions are satisfied:

                  (i) no Event of Default shall have occurred and be continuing under this Lease as of the effective date of such sublease;

                  (ii) any such sublease shall be subordinate to this Lease and the Mortgage corresponding to the Property to which such sublease relates;

                  (iii) Lessee shall remain liable under this Lease notwithstanding such sublease; and

                  (iv) the Property subject to such subleases shall be used as a Permitted Facility and shall otherwise be operated and maintained in accordance with the terms and conditions of this Lease.

Lessee shall not have the right to sublease the Property if the square footage of the portion of the Property to be subleased event exceeds 20% of the total square footage of the Property, unless the consent of the Lender is obtained.

26. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

           If to Lessee:     Mercury Air Group, Inc.
                             5456 McConnell Avenue
                             Los Angeles, California 90066
                             Attention: Wayne Lovett
                             Telephone: (310) 827-2737
                             Telecopy: (310) 827-0650

           If to Lessor:     CFK Realty Partners, LLC
                             c/o Richard N. Scottt
                             24955 Pacific Coast Highway
                             Malibu, CA  90265
                             Telephone: (310)456-5373
                             Telecopy: (310)456-9729

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents, approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:

                General Electric Capital Business Asset Funding Corporation 10900 NE 4th Street, Suite 500
                Bellevue, Washington 98004
                Attention:
                Telephone:

or to such other address or such other person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

27. HOLDING OVER. If Lessee remains in possession of the Property after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be increased by 150%, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee. The terms of this Section 27 shall survive the expiration of the Lease Term.

28. LANDLORD'S LIEN. Lessor hereby waives any landlord's lien with respect to Personalty whether arising under any agreement between the Parties hereto or pursuant to any law, ordinance, regulation or otherwise.

29. REMOVAL OF PERSONALTY. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove all Personalty from the Property. Lessee shall repair any damage caused by such removal and shall leave the Property broom clean and in good and working condition and repair inside and out. Any property of Lessee left on the Property on the tenth day following the expiration of the Lease Term shall, at Lessor's option, automatically and immediately become the property of Lessor.

30. FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor and Lender (i) complete financial statements of Lessee including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at the Property. All such financial statements shall be prepared in accordance with GAAP and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). Lessee understands that Lessor and Lender will rely upon such financial statements and Lessee represents that such reliance is reasonable. In the event that Lessee's property and business at the Property is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Property with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor and Lender need not be audited, but Lessee shall deliver to Lessor and Lender copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

31. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

32. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

33. LESSOR'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, managers, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, managers, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Property for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Property, such exculpation of liability to be absolute and without any exception whatsoever.

34. CONSENT OF LESSOR.

            (a) Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

            (b) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

35. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

36. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

37. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

38. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

39. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

40. CHARACTERIZATION.

            (a) It is the intent of the parties hereto that the business relationship created by this Lease and any Lease related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

            (b) Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

41. EASEMENTS. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above the Property without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee's.

42. BANKRUPTCY.

            (a) As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use the Property specifically in accordance with system-wide requirements imposed from time to time on Permitted Facilities, (ii) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Property surrendered to Lessor.

            (b) Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

                  (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

                  (ii) Any and all obligations under this Lease that become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

                  (iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

                  (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

                  (v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

                  (vi) Any proposed assignment of this Lease to an assignee that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date shall be harmful and prejudicial to Lessor;

                  (vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Property will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

                  (viii) Assumption or rejection of this Lease shall be (a) in its entirety and (b) in strict accordance with the specific terms and conditions of this Lease.

            (c) No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Property as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

            (d) Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

            (e) For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

43. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

44. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. Lessor shall, upon demand, be entitled to all attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to Lessor's attorneys' fees and/or costs shall mean both the fees and costs of independent counsel retained by Lessor with respect to the matter and the fees and costs incurred in connection with the matter.

45. ENTIRE AGREEMENT. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Property. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Property.

46. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. There are substantial contacts between the parties and the transactions contemplated herein and the State of California. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of California. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State of California in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. This Lease shall be governed by the internal laws of the State of California without regard to its principles of conflicts of law.

47. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

48. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Property. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

49. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PROPERTY, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHTS THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM EACH OTHER AND ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EITHER PARTY

OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

50. RELIANCE BY LENDER. Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations, warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

51. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor, Lender or the attorneys of Lessor or Lender to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor for all out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation plus a reasonable processing and review fee.

      IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                                LESSOR:

                                CFK REALTY PARTNERS, LLC,
                                an Illinois limited liability company
                                By: its manager

                                    By: --------------------------------
                                    Printed Name:  Philip J. Fagan, Jr.
                                     Its: Manager

                                LESSEE:

                                MERCURY AIR GROUP, INC., a Delaware
                                corporation

                                By:
                                     ---------------------------------
                                Printed Name: Wayne J. Lovett
                                 Its: Executive Vice President & General Counsel

                                     ------------------------------------
                                Lessee's Tax Identification Number:
                                11-800515

POWER OF ATTORNEY

      Lessor may act as attorney-in-fact or otherwise on behalf of Lessee pursuant to Sections 23 and 24of this Lease. This power of attorney is coupled with an interest, is durable and is not affected by subsequent disability or incapacity of the principal or lapse of time.

      /s/                                   /s/
      ---------------------                     ---------------------
      Witness                                       Lessee

STATE OF CALIFORNIA       ]
                                    ] SS.
COUNTY OF _______         ]

      The foregoing instrument was acknowledged before me on _______________ by _________________, a member of CFK REALTY PARTNERS, LLC, an Illinois limited liability company, on behalf of the limited liability company.

                          /s/
                          ------------------
                          Notary Public

My Commission Expires:

STATE OF CALIFORNIA       ]
                                    ] SS.
COUNTY OF ___________     ]

      The foregoing instrument was acknowledged before me on _____________ by ___________________ of MERCURY AIR GROUP, INC., a Delaware corporation, on behalf of the corporation.

                          /s/
                          ------------------
                          Notary Public

My Commission Expires: